SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: June 1, 2005

                          MSGI SECURITY SOLUTIONS, INC.

               (Exact name of Registrant as specified in charter)



      Nevada                      0-16730                   88-0085608
 -------------------------------------------------------------------------------
  (State or other               (Commission             (I.R.S. Employer
   jurisdiction of                 File No.)            Identification No.)
    incorporation)


                               575 Madison Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)

                                  917-339-7134
              (Registrant's telephone number, including area code)



Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposal of Assets

On June 1, 2005, MSGI Security Solutions, Inc. (the "Company") entered into a Stock Purchase Agreement with Franco Cappiello to acquire Mr. Cappiello's equity ownership interests in AONet International S.r.l. ("AONet"), a limited liability company organized under the laws of the Republic of Italy, representing 51% of all of AONet's equity ownership interests issued and outstanding as of the date of the Stock Purchase Agreement on a fully diluted basis. The purchase price for the 51% stake is 1,100,000 Euro, of which 350,000 Euro has been paid to date (100,000 Euro on May 17, 2005 and 250,000 Euro on June 1, 2005) and the
remainder is payable in three equal installments of 250,000 Euro due on each of September 30 and December 31, 2005 and March 31, 2006. The Stock Purchase Agreement provides that, if the Company fails to pay any of the individual installments within 48 hours of the applicable due date, the Stock Purchase Agreement will be terminated and the Company will be obligated to return all acquired equity ownership interests in AONet to Mr. Cappiello, forfeiting any and all payments made to that date.

In addition, under the Stock Purchase Agreement, all the remaining shareholders of AONet have granted the Company an option to purchase the remaining 49% of AONet's equity ownership interests for a purchase price equal to the lesser of
(a) 2.3 times the EBITDA of AONet for the fiscal year 2006, computed on the basis of U.S. GAAP and (b) 1,200,000 Euro. This option is to be exercised by the Company by March 31, 2007. If the Company decides not to or fails to exercise this option by such date, it will be obligated to return to Mr. Cappiello 2% of the interests acquired under the Stock Purchase Agreement (such that the Company will no longer own a controlling interest in AONet).

In connection with this transaction, AONet received, from a related party, full assignment of an option to purchase certain data center assets for the purchase price of 350,000 Euro. The actual appraised fair value of these assets to be acquired is approximately 1.9 million Euro. The option to purchase the assets is to be executed effective June 30, 2005 with payment of the 350,000 to be made in installments over a certain period of time to be determined.

In connection with the transaction, the Company issued 100,000 shares of restricted common stock of the Company to an unaffiliated entity that acted as a professional services consultant. The shares have been issued and were deemed to be exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated there under as a transaction not involving any public offering. sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued.

The foregoing summary is qualified in its entirety by the Stock Purchase Agreement incorporated herein as Exhibit 2.1.

Item 9.01. Financial Statements and Exhibits

(a) Financials statement of business acquired (included herein) (i) Report of Independent Auditors, dated August 12, 2005 (ii) Balance Sheets as of December 31, 2003 and 2004
     (iii) Statements of Operation and Quotaholders' Equity for the Years Ended December 31, 2003 and 2004 (iv) Statements of Cash Flows for the Years Ended December 31, 2003 and 2004 (v) Notes to Financial Statements

(b) Unaudited Pro Forma Condensed Financial Information (included herein) (i) Pro Forma Condensed Balance Sheet as of March 31, 2004 (ii) Pro Forma Condensed Statement of Operations for the Nine Months Ended March 31, 2005
     (iii) Pro Forma Condensed Statement of Operations for the Year Ended June 30, 2004

(c)  N/A

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MSGI SECURITY SOLUTIONS INC, INC.

Date: August 17, 2005      By: /s/ Richard J. Mitchell III
                                           -----------------------------------
                                           Name:    Richard J. Mitchell III
                                           Title:   Chief Accounting Officer

                         REPORT OF INDEPENDENT AUDITORS





To the Board of Directors of
 MSGI Security Solutions, Inc.


We have audited the accompanying balance sheets of AONet International S.r.l. as of December 31, 2004 and 2003, and the related statements of operations, shareholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AONet International S.r.l. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that AONet International S.r.l. will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and has a working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.



/s/ Reconta Ernst &Young S.p.A.
-------------------------------

Milan, Italy

August 12, 2005


                           AONET INTERNATIONAL S.r.l.
                                 BALANCE SHEETS

                                                                          As of               As of
                                                                       December 31,         December 31,
(000's omitted except per quota data)                                      2004                2003
                                                                     -----------------    ----------------

                              ASSETS
Cash and cash equivalents..........................................  (euro)        60  (euro)           3
Receivables, net of allowance of (euro)161 and (euro)21 as of December 31,
2004 and 2003, respectively........................................               359                 473
Prepaid expenses and other current assets..........................                23                  33
                                                                         -------------    ----------------
Total Current Assets...............................................               442                 509

Property, plant and equipment, at cost.............................               256                  18
Less: Accumulated depreciation.....................................               (30)                 (4)
                                                                         -------------    ----------------
Property, plant and equipment, net.................................               226                  14

Other non-current assets...........................................                 7                   2
                                                                         -------------    ----------------
TOTAL ASSETS                                                     (euro)           675  (euro)         525
                                                                         =============    ================


          LIABILITIES AND QUOTAHOLDERS' EQUITY (DEFICIT)
Bank overdraft...................................................(euro)           355  (euro)          47
Accounts payable...................................................               548                 507
Payable to affiliate...............................................               224                   -
Accrued compensation...............................................               117                   -
Employer social security payments..................................               187                  74
Value added taxes payable..........................................                42                  43
Employee withholding taxes payable.................................               224                   -
Current amount due for acquisition of the operating assets of
AONet S.p.A. ......................................................               107                   -
Income taxes payable...............................................                71                  17
                                                                         -------------    ----------------
Total Current Liabilities..........................................             1,875                 688

Termination indemnities............................................                76                  12
                                                                         -------------    ----------------
Total Liabilities..................................................             1,951                 700
                                                                         -------------    ----------------

Capital quotas (25,000 quotas par value: (euro)1.00 authorized and
issued at December 31, 2004 and 2003) .............................                25                  25
Parent company investment..........................................               211                  11
Accumulated deficit................................................            (1,512)               (211)
                                                                         -------------    ----------------
Total Quotaholders' Equity (Deficit)...............................            (1,276)               (175)
                                                                         -------------    ----------------
TOTAL LIABILITIES AND QUOTAHOLDERS' EQUITY (DEFICIT)             (euro)           675  (euro)         525
                                                                         =============    ================


   The accompanying notes are an integral part of these financial statements.

                           AONET INTERNATIONAL S.r.l.
                            STATEMENTS OF OPERATIONS


(000's omitted)                                                        For the year         For the year
                                                                          ended                 ended
                                                                       December 31,         December 31,
                                                                           2004                 2003
                                                                     -----------------    ----------------


Revenues........................................................(euro)          2,106  (euro)         914
Cost of Services...................................................             1,890                 715
                                                                         -------------    ----------------
Gross Margin.......................................................               216                 199

Selling, General & Administrative Expenses:
Salaries and benefits..............................................               733                 274
Rent and utilities.................................................                70                  41
Consulting and other expenses......................................               456                  46
Bad debt...........................................................               161                  12
                                                                         -------------    ----------------

General & Administrative expenses..................................             1,420                 373

Operating loss....................................................             (1,204)               (174)

Other expense (income), net........................................                (3)                 15
Interest expense, net..............................................                30                   5
                                                                         -------------    ----------------
                                                                                   27                  20

Pre-tax loss.......................................................            (1,231)               (194)
Tax expense........................................................                70                  17
                                                                         -------------    ----------------
Net loss ........................................................(euro)        (1,301)  (euro)       (211)
                                                                         =============    ================


----------------------------------------------------------------------------------------------------------




   The accompanying notes are an integral part of these financial statements.



                           AONET INTERNATIONAL S.r.l.
                  STATEMENTS OF QUOTAHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004
                       (000's omitted, except quotas data)


                                               Quotas
                                                                                                           Total
                                                                    Parent                             Quotaholders'
                                         Number                    Company           Accumulated          Equity
                                       of Quotas    Amount        Investment           Deficit           (Deficit)
                                       ---------- ------------   -------------     ---------------    ----------------

Balance at January 1, 2003...........     25,000     (euro)25  (euro)      11  (euro)          -  (euro)          36


Net loss for 2003....................                                                       (211)               (211)
                                       ---------- ------------   -------------     ---------------    ----------------
Balance at December 31, 2003.........     25,000     (euro)25              11               (211)               (175)


Parent company investment, net.......                                     200                                    200
Net loss for 2004....................                                                     (1,301)             (1,301)
                                       ---------- ------------   -------------     ---------------    ----------------
Balance at December 31, 2004.........     25,000     (euro)25             211             (1,512)             (1,276)
                                       ========== ============   =============     ===============    ================

----------------------------------------------------------------------------------------------------------------------



   The accompanying notes are an integral part of these financial statements.


                           AONET INTERNATIONAL S.r.l.
                            STATEMENTS OF CASH FLOWS



(000's omitted)                                                              For The Years Ended
                                                                                 December 31,
                                                                         -----------------------------
                                                                               2004           2003
                                                                         --- ---------     -----------

Cash Flows From Operating Activities:
         Net loss....................................................(euro)    (1,301)  (euro)  (211)
Adjustments to reconcile net income to net cash
   (used in operating activities:
         Depreciation and amortization.................................            29              4
         Changes in operating assets and liabilities:
                        Accounts receivable............................          (35)           (455)
                        Bad debt reserve...............................           140             12
                        Prepaid expenses and other current assets......            10            (42)
                        Other assets...................................           (5)              2
                        Accounts payable and accrued expenses..........            41            580
                        Employee withholding and compensation..........           454             42
                        Termination indemnities........................            29             10
                        Income taxes payable...........................            54             17
                                                                             ---------     -----------
              Net cash used in operating activities....................          (584)           (41)
                                                                             ---------     -----------

Cash Flows From Investing Activities:
          Acquisition of a business, net of cash.......................           (40)             -
         Capital expenditures..........................................           (51)            (5)
                                                                             ---------     -----------
              Net cash used in investing activities....................           (91)            (5)
                                                                             ---------     -----------

Cash Flows From Financing Activities:
         Bank overdraft................................................           308             48
         Borrowings from quotaholders, net.............................           224              -
         Cash contribution of quotaholders.............................           200              -
                                                                             ---------     -----------
              Net cash provided by financing activities................           732             48
                                                                             ---------     -----------

Increase in cash and cash equivalents..................................            57              2

Cash and cash equivalents, beginning of year...........................             3              1
                                                                             ---------     -----------

Cash and cash equivalents, end of year...............................(euro)         60 (euro)      3
                                                                             =========     ===========

Interest paid                                                        (euro)        35  (euro)      -
                                                                             =========     ===========
Income taxes paid                                                    (euro)        16  (euro)      -
                                                                             =========     ===========


   The accompanying notes are an integral part of these financial statements.

1........SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation: Always On Networks International S.r.l. ("AONet" or the "Company") is an application infrastructure service provider for outsourced information technology solutions based in Milan, Italy. The Company provides services related to information and communication technology to business customers nationwide. Services provided include a range of technology areas, including application hosting of business applications such as enterprise systems, customer relationship software, supply chains, and corporate portals, all hosted in the secured Internet Data Center and connected to customer's internal and external users through reliable and secure IP connections. The Company also designs and manages network solutions, provides remote and on-site service, managed security and business data disaster recovery support. The Company considers itself to be operating in one segment, that of information technology outsourcing.

The Company was, until June 1, 2005, part of a private network of companies controlled by a common group of owners. The predecessor entity to the Company was Nexo S.r.l. ("Nexo") which was controlled by the same quotaholders as the Company. Effective January 1, 2004, Nexo acquired, through it's inactive subsidiary AONet, certain operating assets of AONet S.p.A., a company operating under Italian liquidation that was wholly owned by a third party telecommunications provider. In 2004, the network services business of Nexo was contributed to the Company. Nexo contributed clients, receivables, fixed assets, employees and other operating assets to the Company (the "Contribution"). The Contribution was recorded at historical cost, in a manner similar to accounting for a pooling of interests, in the accompanying financial statements given that both the Company and Nexo were controlled by the same quotaholders. The accompanying financial statements reflect for the year ended December 31, 2003 the operating results and net assets of Nexo only. The financial statements for the year ended December 31, 2004 reflect the i) the acquisition of certain operating activities from the bankrupt AONet S.p.A., as of January 1, 2004 and
ii) from January 1, 2004 the same operating activities that are included in the December 31, 2003 presentation, which is derived from the operating activities of Nexo. The legal entity Nexo, which is currently a 20% quotaholder of the Company, continues to exist. The assets, liabilities and ongoing operations of Nexo that do not comprise the activities acquired as of June 1, 2005 are not included in the accompanying financial statements.

Nexo incurred certain expenses, including legal, accounting, treasury, information technology, purchasing and logistic, controlling and reporting, sales and marketing, and other corporate services and infrastructure costs on behalf of the Company and its predecessor. Those costs have been allocated on bases that management considers to be a reasonable reflection of the utilization of services provided or the benefit received by the Company. However, the financial information included herein may not be indicative of the Company's operating results and cash flows in the future or what they would have been had the Company been a separate, stand-alone entity during the periods presented.

The Company has incurred a significant operating loss in 2004 due, in part, to the start up nature of its operations and its integration efforts in bringing together the acquired assets of Aonet S.p.A. with the pre-existing operations of Nexo. Despite the fact that the Company has recently experienced financial difficulties, management believes that the Company can continue to operate without a significant change in operations or disposal of assets. Although the Company's business plan foresees continuing operating losses for 2005, the Company believes that it has a business model, which is targeted at small to medium size businesses that need to outsource the increasingly demanding information technology function, which will begin to generate profits in the future. The Company is also actively reviewing entering into possible new contractual arrangements based on its new affiliations and partnering initiatives. For example, with the change in controlling quotaholders as of June 1, 2005 the Company is planning to leverage existing technology assets with the assets and relationships of the new controlling quotaholder to increase its service offerings. Collectively, the Company believes these strategies will allow it to continue as a going concern without substantial changes to the existing business.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. These financial statements are denominated in the currency of the European Union (the Euro or "(euro)"). Unless otherwise indicated, all amounts are reported in thousands of Euro.


Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents: Cash and cash equivalents include highly liquid, temporary cash investments having original maturity dates of three months or less.

Accounts Receivable: The Company extends credit to its customers in the ordinary course of business. Accounts receivable are reported net of an allowance for uncollectible accounts. The Company does not require collateral from customers.

Property, Plant and Equipment: Property, plant and equipment are stated at cost. Repairs and maintenance are charged to operations as incurred, and significant expenditures for additions and improvements are capitalized. Leasehold improvements are amortized over the economic life of the asset or the lease term, whichever is shorter. Depreciation and amortization of property and equipment are computed using the straight-line method in the following manner.

                           Leasehold improvements                 7 years
                           Machinery and equipment               10 years
                           Furniture and fixtures                10 years

As most of the assets capitalized were acquired in the acquisition of Aonet S.p.A. operating assets, no interest expense has been capitalized in the accompanying financial statements.

Impairment of Long-lived Assets: The Company's long-lived assets consist primarily of product rights and property and equipment. In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," ("SFAS 144") the Company evaluates its ability to recover the carrying value of long-lived assets used in its business, considering changes in the business environment or other facts and circumstances that suggest their value may be impaired. If this evaluation indicates the carrying value will not be recoverable, based on the undiscounted expected future cash flows estimated to be generated by these assets, the Company will reduce the carrying amount to the estimated fair value.

Concentration of Credit Risk: Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents and accounts receivable. The Company maintains its cash balances in the form of deposits with financial institutions that management believes are creditworthy. The Company has no financial instruments with off-balance-sheet risk of accounting loss. The Company's services are provided to a variety of customers, generally located in the northern area of Italy (generally in Lombardy). The Company maintains a reserve for potential credit losses based on an analysis of the customers ageing of receivables, financial risk profile and ongoing customer contact. One customer accounted for 19% of revenues in 2003. No single supplier is considered to be critical to the Company's ongoing business activities.

Revenue Recognition: The Company mainly sells its services to a wide variety of companies and entities. Almost all revenue is service based, consisting principally of specific technical projects and maintenance activities. The Company does not generally sell products to customers. Most revenue is either project specific or of a long-term service (e.g., one year) relationship in nature. For example, a typical service will be that a customer hires the Company to set up a wireless network. The Company will provide the personnel to set-up and test the network. Depending on the customer, they may or may not have already the hardware, or part of the hardware. These types of projects are typically short term in nature, lasting less than one month, and are recognized at the end of the contract when the amounts are billed and the customer has accepted the delivered service.

Other significant contractual arrangements relate to the maintenance of data backup for customers on a periodic basis. Typically what will happen is customers will backup their server data to the remote server farm, thereby providing off site assurance and data recovery. This service can be done as often as each day, once a week or longer, as desired by the customer. The contractual terms for these types of services varies based on the amount of data space required by the customer and how often the activity occurs. These types of services, including maintenance services, are such that the customer is billed monthly for the service and revenue recognized in the month in which the service is provided. There are certain customers for which several months may be invoiced in advance of providing the service. In those cases, the revenue is deferred until the services have been rendered.

Certain contracts contain penalty clauses, such that if a customer breaks the agreement prior to its termination, the Company is eligible to bill a termination fee to the customer. Although this was done in the past, revenue on these billings is not recognized until the amounts are collected, as it is not generally considered probable at the time of billing that the full amount will be collected. Contracts do not have upfront or non-refundable payment features.

Cost of Services: The cost of services includes all direct costs related to the provision of services, including allocations of direct and indirect labor costs, facility rental, and utilities. A significant component of these costs are related to telephone charges, as the Company transmits significant amounts of data over telecommunication lines.

Income Taxes: The Company files a separate tax return in Italy on an annual basis. The Company uses the liability method of accounting for income taxes, as set forth in SFAS No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities and net operating loss carry-forwards, all calculated using presently enacted tax rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Foreign Currency Transactions: Accounts receivable and payable denominated in a currency other than the Company's functional currency, the Euro, are originally recorded at the exchange rate in affect at the date of the transaction; assets and liabilities denominated in foreign currencies are remeasured at the prevailing rate at the balance sheet date, and any resulting gain or loss is credited or charged to income.

Fair Value of Financial Instruments: The carrying amounts of receivables, prepaid expenses and accounts payable approximate fair values due to the short-term maturities of these instruments. At December 31, 2004, the Company's third party debt consisted of: a) bank borrowings for short-term over draft facilities, which are secured by accounts receivable; and b) the remaining
(euro)107 due to the seller of AONet S.p.A. Both of these debts are current in the December 31, 2004 financial statements.

Comprehensive Income or Loss: The Company's comprehensive income or loss is solely comprised of its net income or loss.

Recently Issued Accounting Standards: In November 2004, the FASB issued Statement No. 151, "Inventory Costs - an amendment of ARB No. 43". The new standard requires amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) to be recognized as current-period charges. In addition, this Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of the provisions of FAS 151 is not expected to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS 152, "Accounting for Real Estate Time-Sharing Transactions, an amendment of FASG Statement No. 66 and 67". This Statement amends FASB Statement No. 6, "Accounting for Sales of Real Estate", to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions". This Statement also amends FASB Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. The Company does not believe that the adoption of this Statement will effect the financial statements.

In December 2004, the FASB issued SFAS 153, "Exchanges of Nonmonetary Assets, and amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29 "Accounting for Nonmonetary Transactions", is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as result of the exchange. This Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not believe that the adoption of this Statement will materially effect its financial position or results of operations.

In December 2004, the FASB issued Statement No. 123R (revised 2004), "Share-Based Payment" (SFAS 123R) that addresses the accounting for share-based payment transactions in which a company receives employee services in exchange for either equity instruments of the company or liabilities that are based on the fair value of the company's equity instruments or that may be settled by the issuance of such equity instruments. SFAS 123R eliminates the ability to account for share-based compensation transactions using the intrinsic method and requires that such transactions be accounted for using a fair-value-based method and recognized as expense in the statement of operations. The effective date of FAS 123R is for interim and annual periods beginning after June 15, 2005. The provisions of FAS 123R are not expected to have a significant impact on the Company's results of operations.

2. ACQUISITION OF CERTAIN OPERATING ASSETS OF AONET S.p.A.

Effective January 1, 2004, the Company acquired certain operating assets from Aonet S.p.A., which was a company owned by an unrelated Italian company operating in the telecommunications equipment sector. Given that Aonet S.p.A. was operating under Italian bankruptcy administration, the Company acquired selected assets and assumed certain liabilities and not the stock of the entity. Although the entity was operating under Italian bankruptcy administration, the acquired activities included access to the operations of the data center of Aonet S.p.A., key employees, and an existing customer base. At the time of the acquisition, the controlling quotaholder of the Company, Nexo, acquired the rights to the data center.

The acquisition of the operating activities was such that the Company agreed to pay to the seller over a period of time. The following represents the calculation of the total consideration:

                                                                        (thousands of Euro)
                                                                        --------------------
                                                                                     277
   Note payable issued to seller..........................................
                                                                                      78
   Debt assumed from seller related to the acquired activities............
                                                                        --------------------
                                                                                     350
   Total purchase price to be allocated...................................
------------------------------------------------------------------------====================


Since January 1, 2004, there have been no changes to the preliminary allocation of the purchase price to the fair value of the acquired tangible and intangible assets and liabilities assumed as of that date. The following represents the final allocation of the purchase price:



                                                            Fair Value
                                                                of
                                                            Assets and
                                                           Liabilities
                                                            at Date of
                                                           Acquisition
                                                       (Reported in Euro)
                                                       -------------------

   Working capital......................................        130
   Office furniture and network.........................         94
   Leasehold improvements..............................          78
                                                       -------------------
   Total assets........................................         350
                                                       ===================
   Employee benefits...................................          78
   Note payable .......................................         277
                                                       -------------------
   Total liabilities...................................         350
                                                       ===================


The total agreed upon purchase price was (euro)350. The actual appraised fair value of the operating assets acquired was (euro)283 (excluding cash), therefore in the purchase price allocation process a deferred credit, representing the excess of the fair value acquired over the consideration exchanged, was created. The above purchase accounting reflects the proportionate allocation of this credit to the tangible assets acquired. Given the nature of the assets acquired and the fact that AONet S.p.A. was in liquidation, no intangible assets, such as brand names, were considered to be relevant as of January 1, 2004, the effective date of the acquisition. The note payable outstanding at December 31, 2004 was
(euro)107, and is due to be completely paid off within 2005.

3.   PREPAID EXPENSES AND OTHER CURRENT ASSETS

The Company's prepaid expenses and other current assets consisted of:


                                    December 31,         December 31,
                                        2004                 2003
                                  -----------------    -----------------
VAT receivable                 (euro)            1  (euro)          14
Prepaid rent                                    14                   -
Utilities and insurance                          8                  19
                                  -----------------    ----------------
Total                          (euro)           23  (euro)          33
                                  =================    ================


4.   PROPERTY, PLANT AND EQUIPMENT, NET

The Company's property, plant and equipment at December 31, 2004 and 2003 consisted of:

                                                 December 31,          December 31,
                                                     2004                  2003
                                                --------------     -------------------
       Office furniture  & equipment         (euro)     178   (euro)        18
       Leasehold improvements                            78                  -
           Total, at cost                               256                 18
       Less: Accumulated depreciation                   (30)                (4)
       Property, plant and equipment, net
                                             (euro)     226   (euro)        14
                                                ================     =================


The amount of depreciation for the years ended December 31, 2004 and 2003 was
(euro)29 and (euro)4, respectively.

5.   ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of:

                                               December 31,         December 31,
                                                   2004                 2003
                                             -----------------    -----------------
Due to employees                          (euro)          117  (euro)          15
Due to social security entities                           187                  21
Employee withholding taxes payable                        224                  43
VAT payable                                                42                   -
Other accruals                                             22                  38
                                             -----------------    ----------------
Total                                     (euro)          592  (euro)          117
                                             =================    ================

The Company is required to pay social security taxes as a percentage of compensation and withhold income and social security taxes from direct employees' payroll and remit these amounts to the applicable governmental entity. The Company has accrued but not paid these social security and withholding taxes to these governmental agencies since April of 2004. The accrued amounts also reflect an additional (euro)66 of potential penalties and interest, calculated based on the applicable rates used by the governmental entities for late payments. The Company has approached the Italian Social Security department to discuss the fact that payments of employee social security taxes are in arrears. No final determinations related to a possible payment plan or settlements have been reached, therefore, the full amount of the taxes withheld and the related interest and penalties has been recorded.

6.   TERMINATION INDEMNITIES

The liability for termination indemnities relates to the employees of the Company in Italy. In accordance with Italian severance pay statutes, an employee benefit is accrued for service to date and is payable immediately upon separation. The termination indemnity is calculated in accordance with local, civil and labor laws based on each employee's length of service, employment category and remuneration. The termination liability is adjusted annually by a cost-of-living index provided by the Italian Government. There is no vesting period or funding requirement associated with the liability. The liability recorded in the balance sheet is the amount that the Company's employees would be entitled to immediately upon separation. The related charge to earnings was
(euro)29 and (euro)11 for the years ended December 31, 2004 and 2003, respectively.

7.   DUE TO BANKS


The Company is completely financed with short-term debt. The Company has bank overdraft protection with a local Italian bank. This overdraft protection allows the Company to pay vendors or other creditors even if funds on hand are insufficient. The interest rate associated with this financing mechanism was approximately 6% at December 31, 2004. The total facilities available to the Company as of December 31, 2004 were (euro)440, of which (euro)355 was used as of that date.


8.    INCOME TAXES

The Company's income tax expense consisted of the following for the years ended December 31, 2004 and 2003:



                                                            For the Years Ended
                                                                December 31,
                                                      ------------------------------
       Provision for income taxes:                        2004             2003
                                                      -------------    -------------
       Current expense                             (euro)       70  (euro)       17
       Deferred expense (benefit)                                -                -
                                                      -------------    -------------
       Total income tax expense                    (euro)       70  (euro)       17
                                                      =============    =============

         The components of the Company's deferred tax assets and liabilities are as follows:

                                                     December 31,         December 31,
                                                         2004                 2003
                                                   -----------------    ------------------
Deferred tax assets:
Net operating losses                            (euro)           33  (euro)            34
Bad debts                                                       220                    15
Deferred costs                                                   69                    17
Accruals                                                         21                     -
Goodwill                                                        371                     -
Fixed assets                                                     23                     -
Start-up costs and other                                         48                    17
                                                   -----------------    ------------------
    Deferred tax assets                                         785                    83
                                                   -----------------    ------------------

Deferred tax liabilities:
Deferred taxable income                                         131                     -
                                                   -----------------    ------------------
      Deferred tax liabilities                                  131                    83
                                                   -----------------    ------------------
Net tax asset before valuation allowance                        654                    83
Valuation allowance                                            (654)                  (83)
Net deferred taxes                              (euro)            -  (euro)             -
                                                   =================    ==================

In 2003, the Italian statutory tax rate was 38.25 %, comprised of 34% national corporate income tax ("IRPEG") and a 4.25% Regional Tax on Productive Activities ("IRAP"). IRAP is computed on a taxable income base which is higher than the pre-tax income reported in the statements of operations due to the effect of adding back significant items, such as labor costs, interest and allowance for uncollectible accounts, to the taxable base. Beginning in 2004 the IRPEG was replaced by a new tax, IRES, with a rate reduction from 34% to 33%, effective January 1, 2004.

Under the Italian tax system, operating losses are carried forward five years, and any overpayments that may have been made can be credited against future amounts due.

The Company has reviewed its deferred tax assets and has determined that the entire amount of its deferred tax assets should be reserved for as the assets are not considered to be more likely than not recoverable in the future. In 2004, as part of the Contribution of Nexo to the Company, for local statutory purposes "goodwill" was created in that, for Italian tax purposes, the "notarized" value was used to value the business for tax purposes. Therefore in the local tax return an asset, representing the notarized value, has been established. This amount has no relation to the amount that is required to be paid or the agreed upon fair value. As discussed in Note 1, the Contribution has been treated on an historical basis in the accompanying financial statements. As Nexo was a new company in 2003, upon the Contribution of the net operating assets to the Company in 2004, there was no goodwill to carry over. The goodwill in the local tax return is deductible over 10 years for Italian tax law purposes.

The most significant item for purposes of corporate income tax for the Company is the effect of IRAP, which accounts for virtually all of the taxable income effect in 2004, due to the fact that, as reported above, the taxable base is significantly different than pre-tax income (loss). The Company expects to continue to have a cash income tax liability in the future. The Company has
(euro)101 of gross net operating losses accumulated as of December 31, 2004, which begin to expire in 2009.

The 2003 and 2004 tax years are open to review and inspections by the tax authorities pursuant to the applicable laws.

9.   QUOTAHOLDERS' EQUITY (DEFICIT)

The Company's capital consists of 25,000 quotas of (euro)1.00 as of December 31, 2004.

The Company's controlling quotaholders and their related affiliates contributed a net (euro)200 of cash to the Company in 2004. No additional quotas were issued. The Parent Company Investment represents the cumulative position of the transfers of goods and services to the Company, including non-cash transfers. As the net operating activities of Nexo prior to the Contribution were not significant, this amount essentially represents the cumulative operating results to that time.

Italian law restricts the amount of dividends that can be paid out on an annual basis. Before dividends can be paid out of net income in any year, an amount equal to 5% of such net income must be allocated to the statutory legal reserve until such reserve is at least equal to one-fifth of the face value of the capital. If the capital account is reduced as a result of statutory losses, no amounts can be paid until the capital account is restored. Dividends can only be declared on the basis of the statutory equity available.

In addition to restrictions on the amount of dividends, Italian law also prescribes the procedures required if a company's quotaholders' equity falls below a certain level. The law states if the quotaholders' equity is reduced by more than one third, then the quotaholders must take action, including a recapitalization of the company. The assessment as to whether or not an Italian company is adequately capitalized is done on the basis of Italian statutory accounting, which is significantly different than the accounting principles used in the accompanying financial statements. As of December 31, 2004, the unaudited total of statutory equity of the Company was (euro)466.

10.   COMMITMENTS AND CONTINGENCIES

Leases

The Company has a lease agreement for its existing office facilities with a third party. The total amounts due under this lease agreement for 2005 to 2009 is (euro)181 per year. In 2010 total lease commitments are (euro)72. Total expenses under operating leases for the years ended December 31, 2004 and 2003 amounted to (euro) 231 and (euro)208, respectively.

Legal

The Company has no legal proceedings pending against it.

Product sales by geography.

During the periods presented, the Company predominately had sales in Italy, more specifically in the Northern provinces of Lombardy and Piedmont.

11.   TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

For the years ended December 31, 2004 and 2003, the Company had the following transactions with its affiliates:


                                                 ---------------------------
                                                    For the Years Ended
                                                        December 31,
                                                 ---------------------------
                                                    2004            2003
                                                 -----------     -----------
                Revenues                      (euro)      -   (euro)      -
                Expenses                                177              18

As of December 31, 2004 and 2003, the Company had the following balances with its affiliates:

                                                 As of               As of
                                              December 31,        December 31,
                                                 2004                 2003
                                            ----------------     ---------------
       Receivables                       (euro)       -   (euro)        -
       Payables and debt                             307                -



The payables relate to services provided to the Company by Nexo and or the common quotaholders. Generally these services are not governed by contractual arrangements. Certain items, such as the contract with the telephone operator, is in the name of Nexo, therefore the utilization of certain utilities are subsequently billed to the Company based on an apportionment of the actual charges. The amount of these unpaid cross charges amounts to (euro) 77 at December 31, 2004.

In exchange for the Contribution, the Company agreed to pay to the controlling quotaholder (euro)450, of which (euro)224 remains outstanding as of December 31, 2004. This debt is non-interest bearing and is required to be paid by the end of 2009.

Furthermore, at December 31, 2004, the Company had outstanding payables of
(euro)83 to a related party for consulting services rendered to that date.

12.      SUBSEQUENT EVENTS

On June 1, 2005, the controlling shareholder of Nexo entered into a Stock Purchase Agreement with MSGI Security Solutions, Inc., a US based publicly listed company, to sell a 51% stake in the issued and outstanding equity of the Company as of that date. The purchase price for the 51% stake was agreed to be
(euro)1.1 million, of which (euro)350 was paid as of June 1, 2005, and the remainder payable in three installments of (euro)250 each due on September 30 and December 31, 2005 and March 31, 2006. In addition, the remaining minority interest stake of 49% has granted to the Company an option to acquire their interests for a purchase price equal to the lesser of i) 2.3 times EBITDA of the Company for fiscal year 2006 (to be calculated on a US GAAP basis) or b)
(euro)1.2 million.

Effective June 30, 2005, the minority shareholder of Nexo Srl executed an asset purchase option for certain data center equipment used in the AONet International S.r.l. operations. All rights available under the option were transferred to AONet by the controlling shareholder of Nexo S.r.l. The purchase price under the option was (euro)350. The actual appraised fair value of the operating assets acquired is approximately (euro) 2,300.

Effective February 1, 2005, the Company acquired all of the capital quotas of Gielle S.r.l, an Italian limited liability company for (euro)12 and outstanding debt of (euro) 55, which represented the par value of the capital of Gielle at the time. Gielle is active in the implementation of tailored software solutions. Gielle did not have significant assets; the acquisition was made to bring in-house to the Company certain skills related to programming.

                          MSGI SECURITY SOLUTIONS INC.,
                             AONET INTERNATIONAL SRL

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


The unaudited pro forma condensed consolidated balance sheet as of March 31, 2005 is presented as if the acquisition of AONet International Srl ("AONet") had occurred on March 31, 2005. The unaudited pro forma condensed consolidated statements of operations are presented as if the AONet acquisition occurred on July 1 of each period presented. Appropriate historical exchange rates have been applied to the local currency of AONet in order to present the unaudited pro forma financial information in Untied States dollar values. Pro forma adjustments for each such pro forma financial statements are described in the accompanying notes.

The local currency of AONet International S.r.l. is the Euro. Historical exchange rates have been applied to the AONet pro forma financial information in order to present the Unaudited Pro Forma Condensed Consolidated Financial Information in United States dollars. The historical exchange rate applied in the Pro Forma Condensed Consolidated Balance Sheet and the Pro Forma Condensed Consolidated Statement of Operations as of March 31, 2005 is $1.2916 per (euro)
1.00. The historical exchange rate applied in the Pro Forma Condensed Consolidated Statement of Operations as of June 30, 2004 is $1.2085 per (euro) 1.00.

The unaudited pro forma financial statements should be read in conjunction with the respective historical consolidated financial statements and related notes of MSGI which have been previously filed with the Commission and the historical financial statements and related notes of AONet included elsewhere in this Current Report on Form 8-K/A.

The following unaudited pro forma condensed financial information is not necessarily indicative of the actual results of operations that would have been reported if the events described above had occurred as of the beginning of the periods described above, nor does such information purport to indicate the results of the Company's future operations. In the opinion of management, all adjustments necessary to present fairly such pro forma financial information have been made.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2005
                                   (Unaudited)

                                                 Historical
                                      ---------------------------------
                                            MSGI                                      Pro forma
                                         Security           AONet        ---------------------------------
                                      Solutions, Inc.  International Srl  Adjustments             Total
                                       -------------    -------------    -------------       -------------
Assets
------
Current assets:
  Cash and cash equivalents ........   $   1,770,580    $      38,920    $    (452,060)(A)   $   1,357,440
  Accounts receivable, net .........            --            667,404             --               667,404
  Inventory ........................         264,352             --               --               264,352
  Other current assets .............         261,671           10,979             --               272,650
                                       -------------    -------------                        -------------
   Total current assets ............       2,296,603          717,303             --             2,561,846

Investments in subsidiaries ........       3,996,695             --               --             3,996,695

Property and equipment at cost, net          218,141          279,070        1,047,490(B)        1,544,701
Goodwill ...........................         490,000             --          1,215,235(B)        1,705,235
Intangible assets at cost, net .....         228,080             --            133,035(B)          361,115
Note receivable ....................         300,000             --               --               300,000
Related party note receivable ......       1,172,260             --               --             1,172,260
Other assets .......................          22,700            9,539             --                32,239
                                       -------------    -------------                        -------------

   Total assets ....................   $   8,724,479    $   1,005,912             --         $  11,674,091
                                       =============    =============                        =============

Liabilities and Stockholders' Equity
Current liabilities:
  Trade accounts payable ...........   $     746,431    $     709,655             --         $   1,456,086
  Accrued expenses and other
    current liabilities ............         484,394        2,082,927        1,118,700(C)        3,686,021
                                       -------------    -------------                        -------------

   Total current liabilities .......       1,230,825        2,792,582             --             5,142,107

Other liabilities ..................         934,144          169.379             --             1,103,523
                                       -------------    -------------                        -------------


   Total liabilities ...............       2,164,969        2,961,961             --             6,245,630
                                       -------------    -------------                        -------------
Stockholders' equity:
  Convertible preferred stock,
     $.01 par value; 18,750 shares
     authorized; 9,375 shares of
     Series F convertible preferred
     stock issued and outstanding ..              94             --               --                    94
  Common Stock .....................          37,495             --              1,000(D)           38,495
  Share capital ....................            --             32,290          (32,290)(E)            --
  Deferred compensation ............      (1,598,565)            --               --            (1,598,565)
  Additional paid-in capital .......     232,631,133           40,151       (1,172,200)(F)     231,299,084
  Accumulated deficit ..............    (223,116,937)      (2,028,490)       2,028,490(G)     (223,116,937)
Less: common stock in treasury,
   at cost .........................      (1,393,710)            --               --            (1,393,710)
                                       -------------    -------------                        -------------
   Total stockholders' equity ......       6,559,510       (1,956,049)            --            5,428,461
                                       -------------    -------------                        -------------
   Total liabilities and
     stockholders' equity ..........   $   8,724,479    $   1,005,912             --         $  11,674,091
                                       =============    =============                        =============

See accompanying notes to unaudited pro forma financial statements.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MARCH 31, 2005
                                   (Unaudited)


                                                        Historical                 Pro Forma
                                               ---------------------------   --------------------------
                                               MSGI Security     AONet
                                              Solutions, Inc. International
                                                                   Srl*     Adjustments       Total
                                                -----------    -----------    -------      -----------


Revenues ....................................   $   496,500    $ 1,957,220       --        $ 2,453,720
Cost of sales ...............................       162,808      1,353,636       --          1,516,444
                                                -----------    -----------    -------      -----------
Gross profit ................................       333,692        603,584       --            937,276

Salaries and benefits .......................     1,238,951        803,328       --          2,042,279
Non cash compensation .......................     1,477,471           --         --          1,477,471
Selling, general and
 administrative .............................     1,685,353        633,952       --          2,319,305
Research and development ....................       140,339           --         --            140,339
Depreciation and amortization ...............        81,158         39,234    128,675(H)       249,067
Gain on termination of lease ................       (70,300)          --         --            (70,300)
                                                -----------    -----------    -------      -----------
Total operating costs and expenses ..........     4,552,972      1,476,514       --          6,158,161
                                                -----------    -----------    -------      -----------

Income (loss) from operations ...............    (4,219,280)      (872,930)      --         (5,220,885)

Interest income .............................        77,540             58       --             77,598
Interest expense ............................       (51,947)       (21,975)      --            (73,922)
Other income ................................          --            5,407       --              5,407
                                                -----------    -----------    -------      -----------
Total other income (expense) ................        25,593        (16,510)      --              9,083
                                                -----------    -----------    -------      -----------
Minority interests in subsidiaries ..........       255,517           --         --            255,517

Income (loss) from continuing operations
  before taxes ..............................    (3,938,170)      (889,440)      --         (4,956,285)

Income tax (provision) benefit ..............        (9,000)      (156,397)      --           (165,397)
                                                -----------    -----------    -------      -----------

Income (loss) from continuing operations ....   $(3,947,170)   $(1,045,837)      --        $(5,121,682)

Loss from discontinued operations ...........       (90,745)          --         --            (90,745)
                                                -----------    -----------    -------      -----------

Net loss ....................................    (4,037,915)          --         --        $(5,212,427)

Undeclared dividends on Preferred stock .....       (70,027)          --         --            (70,027)

Net income (loss) attributable
  to common stockholders ....................   $(4,107,942)   $(1,045,838)      --        $(5,282,454)
                                                ===========    ===========    =======      ===========

Net loss per common share - basic and diluted   $     (1.22)          --         --        $     (1.52)
                                                ===========    ===========    =======      ===========

Weighted average common shares outstanding ..     3,364,766           --      100,000(I)     3,464,766
                                                ===========    ===========    =======      ===========

* Certain balances have been reclassified to conform to MSGI presentation. See accompanying notes to unaudited pro forma financial statements.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE FISCAL YEAR ENDED JUNE 30, 2004
                                   (Unaudited)


                                                        Historical                 Pro Forma
                                               ---------------------------   --------------------------
                                               MSGI Security     AONet
                                              Solutions, Inc. International
                                                                   Srl      Adjustments       Total
                                                -----------    -----------    -------      -----------

Revenues .....................................   $      --      $ 2,174,853       --        $ 2,174,853
Cost of sales ................................          --        1,950,691       --          1,950,691
                                                                -----------    -------      -----------
Gross profit .................................          --          224,162       --            224,162

Salaries and benefits ........................       409,919        744,424       --          1,154,343
Consulting expense ...........................       377,363           --         --            377,363
Research and development .....................       167,940           --         --            167,940
Selling, general and administrative ..........     1,379,824        262,525       --          1,642,349
Depreciation and amortization ................          --           20,817    171,640(H)       192,457
                                                 -----------    -----------    -------      -----------

Total operating costs and expenses ...........     2,335,046      1,027,766       --          3,534,452
                                                 -----------    -----------    -------      -----------

Income (loss) from operations ................    (2,335,046)      (803,604)      --         (3,310,290)

Other income (expense) .......................        22,925        (24,840)      --             (1,915)

Minority interest in subsidiary ..............       234,483           --         --            234,483
                                                 -----------    -----------    -------      -----------

Income (loss) before income taxes ............    (2,077,638)      (828,444)      --         (3,077,722)

Income tax (provision) / benefit .............         9,780         20,416       --            (30,196)
                                                 -----------    -----------    -------      -----------

Net loss from continuing operations ..........   $(2,087,418)   $  (848,860)      --        $(3,107,918)
                                                 -----------    -----------    -------      -----------
Discontinued operations:
 Loss from discontinued operations ...........      (211,613)          --         --           (211,613)
 Loss from disposal of discontinued operations    (1,012,114)          --         --         (1,012,114)
                                                 -----------    -----------    -------      -----------
Loss from discontinued operations ............    (1,223,727)          --         --         (1,223,727)

Net loss .....................................   $(3,311,145)   $  (848,860)      --        $(4,331,645)
                                                 -----------    -----------    -------      -----------
Gain on redemption of preferred stock of a
 discontinued operation ......................       280,946           --         --            280,946
                                                 -----------    -----------    -------      -----------
Net loss attributable to
 common stockholders .........................   $(3,030,199)   $  (848,860)      --        $(4,050,699)
                                                 ===========    ===========    =======      ===========
Basic and diluted loss per share .............   $     (2.62)          --         --        $     (3.22)
                                                 ===========    ===========    =======      ===========

Weighted average common shares outstanding ...     1,157,892           --      100,000(I)     1,257,892

                                                 ===========    ===========    =======      ===========


* Certain balances have been reclassified to conform to MSGI presentation.

See accompanying notes to unaudited pro forma financial statements.

  NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


(A) Represents the U.S. dollar cash portion paid for the acquisition. The balance of the purchase price is to be paid in future installments, pending a potential net asset calculation and subsequent purchase price adjustment. This value represents the U.S. dollar equivalent as if the transaction occurred on March 31, 2005. An historical currency exchange rate of $1.2916 to (euro) 1.00 has been applied.

(B) Represents the total cash obligation / investment in AONet as of March 31, 2005 as well as estimate direct expenses associated with the acquisition. The total obligation is for a payment of (euro) 1.1 million. This value represents the U.S. dollar equivalent as if the transaction occurred on March 31, 2005. An historical currency exchange rate of $1.2916 to (euro)
     1.00 has been applied. An estimated cost of $250,000 represents legal and accounting expenses directly associated with the acquisition. An estimated cost of $725,000 represents the fair market value of, at March 31, 2005, of 100,000 shares of MSGI's common stock which were issued to a third party service provider for consulting services rendered in direct relation to the acquisition. The cost of the Acquisition was estimated to be allocated to the assets acquired based on their fair market value, as follows:

         Property and Equipment    1,047,490
         Intangible Assets           133,035
         Goodwill                  1,215,235
                                 ------------
                                   2,395,760

     MSGI is in the process of further determining the allocation of the purchase price. This representation is preliminary.

(C) Represents estimated accrued liabilities directly associated with the acquisition. An estimated liability of $968,700 represents the remaining purchase price to be paid in future installments, pending a potential net asset calculation and subsequent purchase price adjustment. This value represents the U.S. dollar equivalent as if the transaction occurred on March 31, 2005. An historical currency exchange rate of $1.2916 to (euro)
     1.00 has been applied. An estimated cost of $250,000 represents legal, valuation and accounting services directly associated with the acquisition.

(D) Represents the value of 100,000 shares of MSGI's common stock which were issued to a third party service provider for consulting services rendered in direct relation to the acquisition, at a par value of $0.01.

(E)  Represents the elimination of AONet's equity in consolidation.

(F) Represents an estimated value at March 31, 2005 of $724,000 related to 100,000 shares of MSGI's common stock which were issued to a third party service provider for consulting services rendered in direct relation to the acquisition, at a par value of $0.01 offset by the elimination of AONet's accumulated deficit incurred prior to the acquisition and the elimination of AONet's equity in consolidation..

(G) Represents the elimination of AONet's accumulated deficit incurred prior to the acquisition.

(H) Represents estimated depreciation and amortization expenses related to the acquired assets for the periods presented.


(I) Represents the issuance of 100,000 shares of MSGI's common stock issued to a third party service provider for consulting services rendered in direct relation to the acquisition.